Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information and explanatory notes present the combined financial statements of Xenith Corporation and First Bankshares, Inc. (“First Bankshares”) after giving effect to Xenith Corporation’s private offering of 4,758,100 shares of its common stock at a price of $10.00 per share, which was completed on June 26, 2009, and the merger of Xenith Corporation with and into First Bankshares, which was completed on December 22, 2009, assuming that the private offering and merger were completed as of September 30, 2009 for balance sheet purposes, and as of January 1, 2008 for income statement purposes, in accordance with U.S. generally accepted accounting principles, referred to herein as GAAP.

The unaudited pro forma condensed combined financial information shows the impact of the merger on the combined balance sheets and statements of income under the acquisition method of accounting. Although the merger was structured as a merger of Xenith Corporation with and into First Bankshares, with First Bankshares being the surviving entity for legal purposes, Xenith Corporation was treated as the acquirer for accounting purposes. Under this method of accounting, the assets and liabilities of First Bankshares were recorded by Xenith Corporation at their estimated fair values as of the date the merger was completed. The unaudited pro forma condensed combined balance sheet as of September 30, 2009 assumes the merger was completed on that date. The unaudited pro forma income statements for the nine months ended September 30, 2009 and for the year ended December 31, 2008 were prepared assuming the merger was completed on January 1, 2008.

First Bankshares and Xenith Corporation anticipate that the merger will provide financial benefits to the combined company, such as possible revenue enhancements and expense efficiencies, among other items, although no assurances can be given that such benefits will actually be achieved. These benefits have not been reflected in the unaudited pro forma condensed combined financial information. As required, the unaudited pro forma condensed combined financial information includes adjustments that reflect events that are directly attributable to the transaction. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not indicative of the financial results of the combined companies had the private offering and merger been completed on the dates indicated, nor is it indicative of future financial results of the combined company.

In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial information, the allocation of the purchase price reflected in the unaudited pro forma condensed combined financial information is subject to adjustment. The preliminary purchase price allocation for the merger may differ materially from the actual purchase price allocation that will be recorded based upon changes in the estimated fair value of the assets and liabilities acquired from First Bankshares. There may also be further refinements of the purchase price allocation as additional information becomes available.

The unaudited pro forma condensed combined financial information is derived from and should be read in conjunction with the historical financial statements and related notes of Xenith Corporation and First Bankshares. The historical financial statements and related notes of Xenith Corporation are attached as Exhibit 99.1 and 99.2 to this Amendment No. 2 on Form 8-K/A. The historical financial statements and related notes of First Bankshares are included in First Bankshares’ Annual Report on Form 10-K for the year ended December 31, 2008, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2009, which were previously filed with the Securities and Exchange Commission.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2009, combines the September 30, 2009 historical balance sheets of Xenith Corporation and First Bankshares assuming that the private offering and the merger were completed as of September 30, 2009, on an acquisition accounting basis.

	Xenith Corporation	Xenith Corporation Pro Forma Offering Adjustments		Xenith Corporation Pro Forma for Offering	First Bankshares	Pro Forma Merger Adjustments			Xenith Corporation and First Bankshares Combined Pro Forma for Offering and Merger
Assets
Cash and Cash Equivalents	$622	$2,581	A	$3,203	$2,778	$(5,252)		B	$729
Securities Available for Sale	—	36,000	A	36,000	44,224	—			80,224
Loans (net)	—	—		—	109,572	(4,200)		C	105,372
Other Investments	—	—		—	2,211	—			2,211
Bank Premises and Equipment (net)	1,915	—		1,915	5,332	(500)		D	6,747
Other Real Estate Owned	—	—		—	650	(100)		E	550
Accrued Interest Receivable	—	—		—	880	—			880
Deferred Tax Asset	—	—		—	734	2,200		F	2,934
Goodwill	—	—		—	—	9,493		B, G	9,493
Core Deposit Intangible	—	—		—	—	500		H	500
Other Assets	628	(181)	A	447	618	320		J	1,385

Total Assets	$3,165	$38,400		$41,565	$166,999	$2,461			$211,025

Liabilities
Demand	$—	$—		$—	$18,953	$—			$18,953
Savings	—	—		—	5,796	—			5,796
Time	—	—		—	94,397	1,500	I		95,897

Total Deposits	—	—		—	119,146	1,500			120,646

Accrued Interest Payable	—	—		—	733	—			733
Federal Funds Purchased and Borrowed Funds	—	—		—	30,530	—			30,530
Other Liabilities	1,261	—		1,261	769	1,854		J	3,884

Total Liabilities	1,261	—		1,261	151,178	3,354			155,793

Shareholders’ Equity
Common Stock	0	4,758	A	4,758	7,284	(6,021)		B	6,021
Additional Paid-in Capital	205	42,642	A	42,847	8,939	5,606		B	57,392
Contributed Capital	9,000	(9,000)	A	—	—	—			—
Retained Earnings	(7,301)	—		(7,301)	(724)	(156)		B	(8,181)
Accumulated Other Comprehensive Income (Loss)	—	—		—	322	(322)		B	—

Total Shareholders’ Equity	1,904	38,400		40,304	15,821	(893)			55,232

Total Liabilities and Shareholders’ Equity	$3,165	$38,400		$41,565	$166,999	$2,461			$211,025

The following unaudited pro forma condensed combined income statement for the nine months ended September 30, 2009, combines the historical income statements of Xenith Corporation and First Bankshares assuming that the private offering and the merger were completed as of January 1, 2008, on an acquisition accounting basis.

	Xenith Corporation		Xenith Corporation Pro Forma Offering Adjustments		Xenith Corporation Pro Forma for Offering	First Bankshares	Pro Forma Merger Adjustments		Xenith Corporation and First Bankshares Combined Pro Forma for Offering and Merger
Interest Income
Interest and fees on loans		$—	$—		$—	$4,878	$125	C	$5,003
Interest on securities:
U.S. Treasury and U.S. Government agencies		—	—		—	1,884	—		1,884
Interest on Federal funds sold		—	—		—	2	—		2

Total Interest Income		—	—		—	6,764	125		6,889

Interest Expense
Interest on deposits		—	—		—	2,276	(375)	I	1,901
Interest on time certificates of $100,000 and over		—	—		—	671	—		671
Interest on Federal funds purchased and borrowed funds		—	—		—	463	—		463

Total Interest Expense		—	—		—	3,410	(375)		3,035

Net Interest Income		—	—		—	3,354	500		3,854
Provision for Loan Losses		—	—		—	1,570	—		1,570

Net Interest Income after Provision for Loan Losses		—	—		—	1,784	500		2,284

Non-Interest Income
Service charges on deposit accounts		—	—		—	215	—		215
Gains on sales of investments		—	—		—	232	—		232
Other		—	—		—	85	—		85

Total Non-Interest Income		—	—		—	532	—		532

Non-Interest Expense
Salaries and employee benefits		1,932	—		1,932	1,701	102	L	3,735
Expenses of premises and equipment		225	—		225	382	—		607
Lease expense		532	—		532	55	—		587
Bank franchise tax		—	—		—	94	—		94
Advertising		—	—		—	11	—		11
Data processing		180	—		180	135	—		315
Office supplies		25	—		25	50	—		75
Professional fees		1,004	—		1,004	1,307	(1,776)	N	535
Telecommunications		82	—		82	77	—		159
Other operating expenses		133	—		133	604	(186)	H,N	551

Total Non-Interest Expense		4,113	—		4,113	4,416	(1,860)		6,669

Income (loss) before Income Tax Expense		(4,113)	—		(4,113)	(2,100)	2,360		(3,853)
Income Tax Expense (Benefit)		—	—		—	(713)	713	K	—

Net Income		$(4,113)	—		$(4,113)	$(1,387)	$1,647		$(3,853)

Shares Outstanding		0	4,758	A	4,758	2,276	(1,013)	M	6,021

Earnings Per Share
Basic and Fully Diluted	$	n /a			$(0.86)	$(0.61)			$(0.64)

The following unaudited pro forma condensed combined income statement for the year ended December 31, 2008, combines the historical income statements of Xenith Corporation and First Bankshares assuming that the private offering and the merger were completed as of January 1, 2008, on an acquisition accounting basis.

	Xenith Corporation		Xenith Corporation Pro Forma Offering Adjustments		Xenith Corporation Pro Forma for Offering	First Bankshares	Pro Forma Merger Adjustments		Xenith Corporation and First Bankshares Combined Pro Forma for Offering and Merger
Interest Income
Interest and fees on loans		$—	$—		$—	$7,348	$167	C	$7,515
Interest on securities:
U.S. Treasury and U.S. Government agencies		—	—		—	2,396	—		2,396
Interest on Federal funds sold		—	—		—	60	—		60

Total Interest Income		—	—		—	9,804	167		9,971

Interest Expense
Interest on deposits		—	—		—	3,453	(500)	I	2,953
Interest on time certificates of $100,000 and over		—	—		—	1,202	—		1,202
Interest on Federal funds purchased and borrowed funds		—	—		—	903	—		903

Total Interest Expense		—	—		—	5,558	(500)		5,058

Net Interest Income		—	—		—	4,246	667		4,913
Provision for Loan Losses		—	—		—	829	—		829

Net Interest Income after Provision for Loan Losses		—	—		—	3,417	667		4,084

Non-Interest Income
Service charges on deposit accounts		—	—		—	308	—		308
Gains on sales of investments		—	—		—	264	—		264
Other		—	—		—	266	—		266

Total Non-Interest Income		—	—		—	838	—		838

Non-Interest Expense
Salaries and employee benefits		1,552	—		1,552	2,145	383	L	4,080
Expenses of premises and equipment		50	—		50	568	—		618
Lease expense		158	—		158	67	—		225
Bank franchise tax		—	—		—	98	—		98
Advertising		—	—		—	61	—		61
Data processing		10	—		10	130	—		140
Office supplies		24	—		24	64	—		88
Professional fees		1,156	—		1,156	198	—		1,354
Telecommunications		25	—		25	40	—		65
Other operating expenses		214	—		214	522	391	H,J	1,127

Total Non-Interest Expense		3,189	—		3,189	3,893	774		7,856

Income before Income Tax Expense		(3,189)	—		(3,189)	362	(107)		(2,934)
Income Tax Expense (Benefit)		—	—		—	117	(117)	K	—

Net Income		$(3,189)	$—		$(3,189)	$245	$10		$(2,934)

Shares Outstanding		0	4,758	A	4,758	2,276	(1,013)	M	6,021

Earnings Per Share
Basic and Fully Diluted	$	n/a			$(0.67)	$0.11			$(0.49)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Preliminary Pro Forma Presentation

The unaudited pro forma condensed combined financial information presents the combined financial statements of Xenith Corporation and First Bankshares after giving effect to the private offering and the merger assuming that the private offering and the merger were completed as of September 30, 2009 for balance sheet purposes, and as of January 1, 2008 for income statement purposes.

The historical financial statements of Xenith Corporation have been adjusted to reflect reporting reclassifications necessary to conform to the presentation of the historical financial statements of First Bankshares. The unaudited pro forma condensed combined financial information reflects the application of GAAP for the periods presented. The adoption of new or changes to existing GAAP subsequent to the pro forma financial statement dates may result in changes to the presentation of the unaudited pro forma condensed combined financial information, if material.

The unaudited pro forma condensed combined financial information includes estimated adjustments to:

•	record the private offering; and

•

record the merger, reflecting the assets and liabilities of First Bankshares at their respective fair values based on management’s best estimate using the information available as of the date of this Amendment No. 2 to Form 8-K/A.

The pro forma adjustments may be revised as additional information becomes available and as additional analysis is performed.

The final allocation of the First Bankshares purchase price will be determined after the completion of a final analysis to determine the fair values of First Bankshares’ tangible and intangible assets and liabilities as of the closing date, which was December 22, 2009. The final acquisition accounting adjustments may differ materially from the pro forma adjustments presented in this Amendment No. 2 to Form 8-K/A. Increases or decreases in fair value of certain balance sheet amounts and other items of First Bankshares as compared to the information presented in this document may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact the statement of income due to adjustments in yield and/or amortization of adjusted assets and liabilities.

The pro forma basic and diluted earnings per share were calculated using the actual weighted-average shares outstanding for the periods presented, plus the incremental shares issued or expected to be issued and the dilutive impact of warrants and options granted or expected to be granted in connection with the private offering and the merger, assuming the transactions occurred on January 1, 2008.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not indicative of the financial results of the combined company had the private offering and the merger were completed as of September 30, 2009 for balance sheet purposes, and as of January 1, 2008 for income statement purposes, nor is it indicative of future financial results of the combined company.

Note 2 – Xenith Corporation Private Placement Offering

As a condition to the completion of the merger, Xenith Corporation was required to complete a private placement offering of its common stock resulting in gross proceeds available (including previously contributed amounts and amounts committed to be contributed) of a minimum of $40.0 million and a maximum of $70.0 million. On June 26, 2009, Xenith Corporation sold an aggregate of 4,758,100 shares of its common stock at a price of $10.00 per share, resulting in gross proceeds of $47,581,000 (including amounts previously contributed and amounts committed to be contributed). The shares were sold in a private offering to “accredited investors,” as defined in Rule 501 of Regulation D under the Securities Act. The cash proceeds from the offering were placed in an escrow account with Wells Fargo Bank, N.A., Xenith Corporation’s escrow agent, until all conditions to the completion of the merger were satisfied or waived. Immediately prior to the completion of the merger, the escrow agent released the cash proceeds from the offering, with any interest thereon, to Xenith Corporation. The unaudited pro forma condensed combined financial information includes the gross proceeds of $47,581,000, before deducting offering costs of $181,000.

Since inception, Xenith Corporation’s organizational expenses were funded by BankCap Partners Fund in the form of Contributed Capital. As of September 30, 2009, this Contributed Capital totaled $9,000,000. BankCap Partners Fund committed to make advances to Xenith Corporation to pay additional organizational expenses incurred during the period beginning on the closing date of the private offering and ending immediately prior to the completion of the merger in an amount not to exceed $1,750,000. In the event that BankCap Partners Fund did not advance all of the committed $1,750,000 prior to the completion of the merger for organizational expenses, it would pay Xenith Corporation an amount in cash equal to the portion of the $1,750,000 that it has not advanced as of that date as the final payment for its shares.

In the private offering, BankCap Partners Fund purchased an aggregate of 3,500,000 shares of Xenith Corporation common stock, at a price of $10.00 per share. The unaudited pro forma condensed combined financial information further assumes that Xenith Corporation did not draw on the amount committed to be advanced by BankCap Partners Fund for pre-merger organizational expenses. As a result, the unaudited pro forma condensed combined financial information assumes that the total consideration for these shares ($35,000,000) consisted of a cash payment made at closing ($26,000,000) and the satisfaction of all advances for organizational expenses made prior to the completion of the private offering ($9,000,000).

The unaudited pro forma condensed combined financial information assumes that the cash proceeds to Xenith Corporation from the private offering were $38,400,000 (equal to the gross proceeds of $47,581,000, reduced by Contributed Capital prior to the offering of $9,000,000 and offering costs of $181,000).

Prior to the completion of the merger, BankCap Partners Fund advanced an additional $650,000 to Xenith Corporation to fund organizational expenses. Accordingly, prior to the completion of the merger, BankCap Partners paid an additional $1,100,000 to Xenith Corporation as the final payment for its shares which resulted in actual cash proceeds to Xenith Corporation of $37,750,000.

Note 3 – Merger with First Bankshares

On May 12, 2009, Xenith Corporation entered into the merger agreement with First Bankshares. First Bankshares is the holding company for SuffolkFirst Bank. On December 22, 2009, Xenith Corporation was merged with and into First Bankshares, with First Bankshares being the surviving legal entity. Under the terms of the merger agreement, each share of Xenith Corporation common stock was converted into shares of First Bankshares common stock, and First Bankshares changed its name to Xenith Bankshares, Inc.

Under the terms of the merger agreement, shareholders of First Bankshares could elect to retain their shares of First Bankshares common stock or to receive $9.23 in cash per share, subject to pro ration in the event the aggregate cash elections exceeded 25% of shares outstanding immediately prior to the effective time of the merger. Shareholders of Xenith Corporation received shares of First Bankshares common stock at an exchange ratio equal to the Xenith Corporation book value per share as of the effective time of the merger divided by $9.23, which represents the cash price paid for up to 25% of the outstanding shares of First Bankshares common stock in connection with the merger. The Xenith Corporation book value per share was based upon the number of shares of Xenith Corporation common stock sold in the private offering (4,758,100 shares) and its accumulated losses through the closing date of the merger.

In the merger, aggregate cash elections by shareholders of First Bankshares exceeded 25% of shares outstanding immediately prior to the effective time of the merger. Accordingly, cash elections were reduced proportionally in accordance with the terms of the merger agreement.

The unaudited pro forma condensed combined financial information assumes that the book value of Xenith Corporation common stock as of September 30, 2009, the effective date of the merger for purposes of the pro forma balance sheet, was $8.37 per share. Under the merger agreement, this represents an exchange ratio of approximately

0.9067 shares of Xenith Bankshares common stock for each share of Xenith Corporation common stock. The merger was completed on December 22, 2009. On December 22, 2009, the book value per share of Xenith Corporation common stock was $8.03. Under the terms of the agreement, this resulted in an exchange ratio of 0.8700 shares of Xenith Bankshares common stock for each share of Xenith Corporation common stock.

The merger is being accounted for using the acquisition method of accounting, and accordingly, the assets acquired and liabilities assumed of First Bankshares will be recognized at fair value on the date the transaction is completed, with Xenith Corporation being treated as the acquirer.

Note 4 – Pro Forma Adjustments

(A)	Adjustment to recognize proceeds from the private offering. The number of shares of Xenith Corporation common stock sold in the offering totaled 4,758,100 shares at $10.00 per share, resulting in gross proceeds of $47,581,000. The par value of the common stock is $1.00 per share. Contributed Capital prior to the offering totaled $9,000,000 as of September 30, 2009; this amount is applied towards the purchase of shares in the offering. Therefore, the cash proceeds from the offering were $38,400,000 (after deducting Contributed Capital prior to the offering and deducting offering costs of $181,000), allocated to Cash and Cash Equivalent and Securities Available for Sale. (See Note 2 above.)

(B)	Adjustment to reflect changes in shareholders’ equity:

•	eliminate Xenith Corporation common stock and Additional Paid-in Capital balances;

•	record re-issuance of shares to Xenith Corporation shareholders in the merger;

•	eliminate First Bankshares equity balances;

•

record $21 million acquisition of First Bankshares (through a merger consisting of 25% cash and 75% stock) and related goodwill component. (See footnote G for additional information related to goodwill.); and

•	record select items impacting shareholders’ equity.

	Eliminate Xenith Corporation Common Stock	Re-issue Shares to Xenith Corporation	Eliminate First Bankshares Equity Balances	Record Purchase Price	Record Goodwill Component	First Bankshares Options	Record Xenith Corporation Closing Costs	Payment to BankCap Partners Fund	Total
Cash and Cash Equivalents	$—	$—	$—	$(5,252)	$—	$—	$—	$—	$(5,252)

Goodwill	—	—	—	—	5,189	50	—	—	5,239

Total Assets	$—	$—	$—	$(5,252)	$5,189	$50	$—	$—	$(13)

Other Liabilities	$—	$—	$—	$—	$—	$—	$600	$280	$880

Common Stock	$(4,758)	$4,314	$(7,284)	$1,707	$—	$—	$—	$—	$(6,021)

Addition Paid-in Capital	(42,847)	43,291	(8,939)	14,051	—	50	—	—	5,606

Retained Earnings	—	—	724	—	—	—	(600)	(280)	(156)

Accumulated Other Comprehensive Income (Loss)	—	—	(322)	—	—	—	—	—	(322)

Total Shareholders’ Equity	(47,605)	47,605	(15,821)	15,758	—	50	(600)	(280)	(893)

Total Liabilities and Shareholders’ Equity	$(47,605)	$47,605	$(15,821)	$15,758	$—	$50	$—	$—	$(13)

(C)	Adjustment to recognize the fair value of First Bankshares’ loan portfolio, based on fair value information. Adjustment is comprised of credit quality component ($3.7 million) and loan pricing component ($0.5 million). The loan pricing component will be recognized over the estimated life of the loan portfolio using the effective yield method. The unaudited pro forma condensed combined income statement impact for the loan pricing component of the fair value adjustment resulted in increases to interest income of $125,000 and $167,000 for the nine months ended September 30, 2009 and the year ended December 31, 2008, respectively.

(D)	Adjustment to recognize the fair value of First Bankshares’ net premises and equipment. Amount reflects estimate of decline in value of owned real estate carried at cost less accumulated depreciation.

(E)	Adjustment to recognize the fair value of First Bankshares’ other real estate owned (OREO). Amount reflects decrease in value relative to carrying value.

(F)	Adjustment to recognize the deferred tax assets resulting from the fair value adjustments in accordance with Statement of Financial Accounting Standard No. 109, Accounting for Income Taxes.

(G)	Adjustment to recognize the impact of fair value adjustments on goodwill.

A reconciliation of the excess consideration paid by Xenith Corporation over First Bankshares’ net assets acquired (“goodwill”) is as follows:

(in thousands)

Costs to acquire First Bankshares:
Assumed issuance of Xenith Corporation common stock	$15,758
Cash Consideration paid	5,252
Estimated fair value of employee / director stock options	50

Total consideration to acquire First Bankshares	21,060

First Bankshares’ net assets at fair value:
First Bankshares shareholders’ equity at September 30, 2009	15,821
Estimated adjustments to reflect liabilities incurred prior to merger:
Change of control expenses	(404)
Merger closing costs	(250)
Estimated adjustments to reflect assets acquired at fair value:
Net loans	(4,200)
Other real estate owned	(100)
Premises and equipment	(500)
Core deposit intangibles	500
Deferred tax assets	2,200
Estimated adjustments to reflect liabilities assumed at fair value:
Interest-bearing deposits	(1,500)

Adjusted identifiable net assets acquired	11,567

Total estimated goodwill	$9,493

The merger of Xenith Corporation and First Bankshares will be treated as a reverse acquisition for accounting purposes. In a reverse acquisition, fair value of the consideration transferred is based on the number of shares Xenith Corporation would have had to issue to give the owners of First Bankshares the same percentage equity interest in the combined entity that is expected to result from the merger. Cash consideration is also included. The merger agreement provided for consideration of $9.23 per share to be paid in cash based on elections by the current First Bankshares shareholders, subject to pro ration in the event the aggregate cash elections exceeded 25% of shares outstanding as of the closing of the merger. The unaudited pro forma condensed combined financial statements assume the maximum cash election. (See Note 3 above.)

(H)	Adjustment to recognize the fair value of core deposit intangible related to First Bankshares’ deposits. This adjustment will be recognized over the estimated life of the core deposit portfolio using the effective yield method. The unaudited pro forma combined condensed income statement impact for this fair value adjustment resulted in increases to non-interest expense of $54,000 and $71,000 for the nine months ended September 30, 2009 and the year ended December 31, 2008, respectively.

(I)	Adjustment to recognize the fair value of First Bankshares’ time deposit portfolio, which is driven by portfolio interest rates relative to alternative market interest rates. This adjustment will be recognized over the estimated life of the time deposit portfolio using the effective yield method. The preliminary pro forma combined income statement impact for this fair value adjustment resulted in decreases to interest expense of $375,000 and $500,000 for the nine months ended September 30, 2009 and the year ended December 31, 2008, respectively.

(J)	Adjustment to recognize certain offering-related and merger-related expenses. Adjustment includes the following:

(1)	estimated $404,000 in costs related to First Bankshares executive change of control agreements that existed prior to the completion of the merger;

(2)	estimated closing costs for Xenith Corporation and First Bankshares (not included in the September 30, 2009 nine-month income statement) totaling $325,000 and $250,000, respectively; and

(3)	$600,000 payment to BankCap Partners Fund for the use of and access to intellectual property, as well as administrative support services to facilitate the commencement and ongoing operations of Xenith Corporation. Of the total payment amount, $320,000 is a prepaid expense and amortized over the remaining life of the agreement (one year beyond the date of the Merger).

(K)	Adjustment to eliminate current period tax expense or benefit given overall tax position.

(L)	Adjustment to recognize expense impact of Xenith Corporation warrants and options issued to directors and management of Xenith Corporation. These warrants and options were converted into warrants and options to purchase shares of common stock of Xenith Bankshares in the merger based on the exchange ratio.

(M)	Adjustment to reflect decrease in shares outstanding.

(1)	Shares are reduced through the conversion of shares of Xenith Corporation common stock to shares of Xenith Bankshares common stock. The assumed exchange ratio is 0.9067 for the unaudited pro forma condensed combined financial statements.

(2)	Shares are reduced by purchase of 25% of outstanding shares of First Bankshares common stock.

(N)	Adjustment to eliminate merger-related costs included in pre-merger income statements.

(1)	The September 30, 2009 income statement for Xenith Corporation includes $841,000 of Professional Services expenses that are merger-related.

(2)	The September 30, 2009 income statement for First Bankshares includes $935,000 of Professional Services expenses and $239,000 of Other operating expenses that are merger-related.